EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Niu Technologies, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 12, 2019.

GLORY ACHIEVEMENT FUND LIMITED

By:	/s/ Peng Zhang
Name:	Peng Zhang
Title:	Director

BULL GROUP LIMITED

By:	/s/ WANG Jing and NG Sung Yan
Name: WANG Jing and NG Sung Yan
Title: Authorized Signatories
For and on behalf of
Helm Management Limited
Corporate Director

BULL TRUST

By:	/s/ WANG Jing and NG Sung Yan
Name: WANG Jing and NG Sung Yan
Title: Authorized Signatories
For and on behalf of
ARK Trust (Hong Kong) Limited
Trustee